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                                  EXHIBIT-23.1


                  Consent of Independent Certified Accountants



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_________) pertaining to the Concord Camera Corp. Stock Option Plan for Kerry Sisselman of our report dated July 25, 2001 (except for Note 18, as to which the date is August 28, 2001), with respect to the consolidated financial statements and schedule of Concord Camera Corp. included in its Annual Report on Form 10-K for the year ended June 30, 2001, filed with the Securities and Exchange Commission.




                                                     /s/ Ernst & Young LLP
                                                --------------------------------


Miami, Florida
January 25, 2002